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                                                                    EXHIBIT 15.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


          Re: Nabors Industries, Inc. and Subsidiaries Registration
                             Statements on Form S-8

We are aware that our report dated October 20, 1999 on our review of the interim condensed consolidated financial information of Nabors Industries, Inc. and Subsidiaries for the three months and nine months ended September 30, 1999 is incorporated by reference in the Company's registration statement on Form S-8 (Registration Number 333-_____). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of Sections 7 and 11 of the Act.


                                    /s/ PRICEWATERHOUSECOOPERS LLP
                                        PricewaterhouseCoopers LLP

Houston, Texas
December 10, 1999